Exhibit 99.1

Finch Announces Delisting from Nasdaq and SEC Deregistration

Boston, MA, October 21, 2024 (GLOBE NEWSWIRE) — Finch Therapeutics Group, Inc. (Nasdaq: FNCH) (“Finch” or the “Company”), a microbiome technology company with a portfolio of intellectual property and microbiome assets, today announced that it has provided notification to The Nasdaq Stock Market, LLC (“Nasdaq”) of its intent to delist the Company’s common stock, par value $0.001 per share (the “Common Stock”), from the Nasdaq Global Select Market. Finch expects to file a Form 25 (Notification of Removal from Listing) with the Securities and Exchange Commission (the “SEC”) and Nasdaq relating to the delisting of its Common Stock on or about October 31, 2024. The removal of the Common Stock from Nasdaq will be effective 10 days after the filing of the Form 25.

As previously disclosed, the Common Stock has been trading on a market operated by the OTC Markets Group Inc. (the “OTC”) since suspended from trading on Nasdaq on May 28, 2024 in light of Nasdaq’s “public shell” determination. Following the delisting, the Company expects that the Common Stock will continue to be traded on a market operated by the OTC. No assurances can be provided, however, that trading of the Common Stock on the OTC will be maintained.

The withdrawal of the Common Stock from listing and registration is being undertaken following a determination by the Company’s Board of Directors (the “Board”) that such delisting and deregistration is in the best interest of the Company and the holders of its Common Stock.

The Board’s decision was based on careful review of numerous factors, including the potential for limiting the significant costs associated with preparing and filing periodic reports with the SEC and the legal, audit and other expenses associated with being a reporting company, as well as the substantial costs and demands on management’s time under the Sarbanes-Oxley Act of 2002, SEC rules and Nasdaq listing standards.

The Company has previously received notice from the Listing Qualifications Department of Nasdaq of certain failures to comply with Nasdaq’s requirements for continued listing, including a determination letter, dated February 16, 2024, informing the Company of Nasdaq’s belief that the Company is a “public shell” under the Nasdaq criteria and a deficiency letter, dated November 15, 2023, notifying the Company that, for the previous 35 consecutive business days, it did not meet the requirement to have a market value of publicly held shares of the Company’s Common Stock of at least $5.0 million pursuant to Nasdaq Listing Rule 5450(b)(1)(C). In addition, on March 28, 2024, the Company notified the Nasdaq that, as a result of the resignation of Susan Graf from the Board and Audit Committee, each effective as of March 26, 2024, the Company did not meet the requirements of Nasdaq Listing Rule 5605(c)(2), which requires that the Company’s audit committee be comprised of three (3) independent directors.

About Finch

Finch Therapeutics is a microbiome technology company with a portfolio of intellectual property and microbiome assets. Finch’s objectives are to realize the value of its intellectual property estate through licensing its technology to collaboration partners and enforcing its patent rights against infringing parties through intellectual property litigation and, in certain cases, to generate additional data on selected product candidates through academic collaborations.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements. The words “expect,” “intend,” “continue,” “potential,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include, but are not limited to, statements concerning the Company’s plans with respect to the delisting and deregistration of its Common Stock; the perceived benefits and timing of the delisting and deregistration; the Company’s expectations regarding and its ability to realize the value of its intellectual property assets; and the trading of the Common Stock. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the risk that the delisting and deregistration process will take longer than expected and that the benefits of such actions may not be realized; the impact of changing laws and regulations and those risks and uncertainties described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers should not rely upon this information as current or accurate after its publication date.

For investor inquiries, please contact:

IR@finchtherapeutics.com

For media inquiries, please contact:

info@finchtherapeutics.com